Exhibit 10.27

FIRST AMENDMENT
TO
BAXTER INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective July 1, 2011)

WHEREAS, Baxter International Inc. (“Baxter”) maintains the Baxter International Inc. Employee Stock Purchase Plan (the “Plan”);

WHEREAS, Section 3.03(b) of the Plan imposes a limit on the maximum number of shares that can be purchased by an Eligible Employee in a U.S. Offering, as defined in the Plan (“Limit”);

WHEREAS, the administrative practice has been to impose the same Limit on International Offerings, as defined in the Plan;

WHEREAS, the Administrative Committee has consistently exercised its authority over administrative matters of the Plan, including necessary amendments, pursuant to the delegation of such authority by the Compensation Committee of the Board of Directors of Baxter on November 9, 2015;

WHEREAS, it is appropriate for the terms of the Plan to reflect the administrative practice; and

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 1, 2011:

1.Section 3.03 of the Plan is amended by the addition of the following paragraph immediately following Section 3.03(c):

“Except as otherwise determined by the Committee, the limitation set forth in Section 3.03(b) shall also apply to International Offerings, and the Committee shall have the authority to impose other limitations on the number of shares that may be purchased pursuant to any U.S. or International Offering as it determines to be necessary to comply with any applicable law or otherwise appropriate.”

IN WITNESS WHEREOF, the undersigned has executed this First Amendment on behalf of Baxter International Inc. this 15th day of July, 2016.

BAXTER INTERNATIONAL INC.

By: /s/ Jeanne K. Mason_____________________

Jeanne K. Mason
Corporate Vice President, Human Resources